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                                                                   Exhibit 10.17



                                VOTING AGREEMENT


        This Voting Agreement (the "Agreement") is entered into effective as of the 25th day of September, 1997, by and among Real Networks, Inc., a Washington corporation (the "Company"), Robert Glaser ("Glaser"), Accel IV L.P., Mitchell Kapor and Bruce Jacobsen. Accel IV L.P. and Messrs. Kapor and Jacobsen are referred to collectively as the "Shareholders":

                                     RECITAL

        The Shareholders, the Company and Glaser desire to enter into this Voting Agreement to provide that upon the closing of the Company's planned initial public offering the Shareholders will vote all of the shares of stock of the Company now owned or hereafter acquired by the Shareholders for Glaser as a director of the Company.

        NOW, THEREFORE, in consideration of the mutual promises and covenants herein, and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

        1.     Election of Directors.

               (a) Each of the Shareholders agree to vote all shares of preferred stock of the Company ("Preferred Stock") and common stock of the Company ("Common Stock") now owned or hereafter acquired by such Shareholder in each and every election of Glaser to the Board of Directors of the Company, provided, however; that this provision shall only become effective upon the closing of an initial public offering by the Company of its stock pursuant to an effective registration statement under the Securities Act of 1933, as amended. The Shareholders shall not vote for the removal of Glaser as a director of the Company.

               (b) The Company agrees to take all actions required to ensure that the rights given to the parties hereunder are effective and that they enjoy the benefits thereof. The Company will at all times in good faith assist in the carrying out of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the parties hereunder against impairment.

        2. Termination. This Agreement, and the respective rights and obligations of the parties hereto, shall terminate only in the event of the death of Glaser.

        3. Notices. All notices, requests, consents, and demands shall be in writing and shall be deemed to have been sufficiently given if sent, postage prepaid, by registered or certified mail, return receipt requested, or by personal delivery to the Company at Real Networks, Inc., 1111 Third Avenue, Suite 500, Seattle, Washington 98101, Attention: President; to Glaser at 1111 Third Avenue, Suite 500, Seattle, Washington 98101; and to the



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Shareholders at the addresses listed in on the signature page hereto; or to such other address as may from time to time be furnished in writing to the other parties hereto.

        4. Specific Performance. The parties agree that their rights under this Agreement are unique and cannot be satisfied by the award of monetary damages. Accordingly, the parties shall, in addition to any other remedies available to them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

        5. Entire Agreement: Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects herein. This Agreement may only be amended if agreed to in writing by the Company, Glaser, and the Shareholders.

        6. Transferees and Assignment. This Agreement and the rights and obligations of the parties shall inure to the benefit of, and be binding upon, successors and assigns of the Company. The obligations of the Shareholders hereunder are personal obligations and any transferee of shares of Common Stock or Preferred Stock from the Shareholders are not bound by, or subject to the terms of, this Agreement.

        7. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Washington without giving effect to its conflict of laws provisions.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                               REALNETWORKS, INC.


                               By: /s/ MARK KLEBANOFF
                                  -----------------------------
                                      Its:  CFO
                                          ---------------------




                                /s/ ROBERT GLASER
                               --------------------------------
                               Rob Glaser


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                               /s/ MITCHELL KAPOR
                               --------------------------------
                               Mitchell Kapor
                               c/o Kapor Enterprises
                               238 Main Street
                               Cambridge, MA 02142



                               /s/ BRUCE JACOBSEN
                               --------------------------------
                               Bruce Jacobsen
                               c/o Real Networks, Inc.
                               1111 Third Avenue, Suite 500
                               Seattle, WA 98101



                               ACCEL IV L.P.


                               Accel IV Associates L.P.
                               Its:  General Partner

                                   /s/ JAMES BREYER
                               By: ----------------------------
                                      General Partner



                      [Signature Page To Voting Agreement]


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